Exhibit 16.1

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

January 10, 2006

This letter is delivered by Neff + Ricci LLP in connection with the filing by Trinity Capital Corporation with the Securities and Exchange Commission of a Current Report on Form 8-K dated January 10, 2006.

We have reviewed the contents of Item 4 of such Current Report on Form 8-K and agree with the statements contained therein.

Very truly yours,

/s/ Neff & Ricci